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                                                                    EXHIBIT 23.1



                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the captions "Prospectus Summary", "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated February 15, 1999 (except Note 23, as to which the date is February 26, 1999), with respect to the financial statements of CONSOL
Energy Inc. included in the Registration Statement on Form S-1 and the related Prospectus for the registration of shares of its common stock.



                                          /S/  Ernst & Young LLP




Pittsburgh, Pennsylvania
April 19, 1999